Exhibit 10.5

Conformed Copy

2007 AMENDMENT AND
COMMITMENT TRANSFER AGREEMENT

2007 AMENDMENT AND COMMITMENT TRANSFER AGREEMENT, dated as of March 13, 2009 (this “Agreement”), representing an amendment to the Revolving Credit Agreement, dated as of June 26, 2007 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among iStar Financial Inc., (the “Borrower”), the lenders from time to time party thereto (the “Banks”), the documentation agents named therein, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent for the Banks (in such capacity, the “Administrative Agent”), and the other parties thereto.

W I T N E S S E T H :

WHEREAS, the Borrower, the Administrative Agent and the Banks are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Banks agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Banks party hereto are willing to agree to the requested amendment, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

1.                                       Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.                                       Amendment to Section 1.1 (Definitions).  Section 1.1 of the Credit Agreement is hereby amended by:

a.               deleting the following definitions in their entirety:

“Adjusted Earnings”; “Capital Stock”; “Convertible Securities”; “Debt Service”; “Defaulted Assets”; “EBITDA”; “Fixed Charges”; “Governmental Acts”; “Guarantee Agreement”; “Guarantors”; “Indenture”; “Interest Expense”; “Letter of Credit Collateral”; “Letter of Credit Collateral Account”; “Letter of Credit Documents”; “Mandatory Borrowing”; “Negative Pledge”; “Net Income”; “Net Offering Proceeds”; “Net Worth”; “Permitted Liens”; “REIT”; “Secured Debt”; “Swingline Commitment”; “Total Indebtedness”; “Undepreciated Real Estate Assets”; “Unencumbered Asset”; “Unreimbursed Obligation”; “Unsecured Debt”; “Value”;

b.              deleting the phrase “each entity (other than Borrower) listed on the signature pages hereof” in the definition of “Bank” therein and replacing such phrase with “each entity (other than Borrower and the Administrative Agent) party to this Agreement following the Commitment Transfer”;

c.               deleting the phrase “, as well as Loans required to be made by a Bank pursuant to Section 2.17 to reimburse a Fronting Bank for a Letter of Credit that has been drawn down” in the definition of “Committed Loan” therein;

d.              adding the following new definition, to appear in proper alphabetical order:

““Commitment Transfer” has the meaning set forth in Section 34 of the 2007 Amendment and Commitment Transfer Agreement, dated as of March 13, 2009, among the Borrower, the banks party thereto and the Administrative Agent.”

e.               deleting the definition of “Loan Documents” in its entirety and inserting in lieu thereof the following new definition of “Loan Documents”;

““Loan Documents” means this Agreement, the Notes and the Letter(s) of Credit.”;

f.                 inserting the phrase “or any amendment, waiver or other modification of the Loan Documents made in accordance with Section 9.5” after the word “conditions” in the definition of “Material Adverse Effect” therein;

g.              deleting the phrase “Sections 5.12 and 6.1(e)” in the definition of “Non-Recourse Indebtedness” therein and replacing such phrase with “Section 6.1(e)”;

h.              deleting the phrase “or Section 2.3(b)(i)” in the definition of “Notice of Borrowing” therein; and

i.                  deleting the phrase “pursuant to Section 2.3” in the definition of “Swingline Loan” therein.

3.                                       Amendment to Section 1.3 (Types of Borrowing).  Section 1.3 of the Credit Agreement is hereby amended by deleting the phrase “, and a “Swingline Borrowing” is a Borrowing under Section 2.3 in which only the Swingline Lender participates (subject to the provisions of said Section 2.3)” therein.

4.                                       Amendment to Section 2.2 (Notice of Borrowing).  Section 2.2 of the Credit Agreement is hereby amended by inserting the following at the end of clause (b) thereof:

“Notwithstanding anything to the contrary contained in this Agreement, no Swingline Loans or Letters of Credit will be outstanding, or will be made or issued, respectively, after the Commitment Transfer and all related terms and provisions of the Loan Documents shall have no effect whatsoever.”

5.                                       Amendment to Section 2.3 (Swingline Loan Subfacility).  Section 2.3 of the Credit Agreement is hereby amended by deleting existing Section 2.3 in its entirety and inserting in lieu thereof the following new Section 2.3:

“2.3  [Intentionally Omitted].”

6.                                       Amendment to Section 2.5 (Notice to Banks; Funding of Loans).  Section 2.5 of the Credit Agreement is hereby amended by deleting the phrase “(including without limitation each Mandatory Borrowing)” from clause (b) thereof.

7.                                       Amendment to Section 2.6 (Notes).  Section 2.6 of the Credit Agreement is hereby amended by deleting the sentence “The Swingline Loans shall mature, and the principal amount thereof shall be due and payable, in accordance with Section 2.3(b)(iii).” from clause (c) thereof.

8.                                       Amendment to Section 2.7 (Method of Electing Interest Rates).  Section 2.7 of the Credit Agreement is hereby amended by deleting the phrase “or as otherwise provided in Section 2.3 with respect to Mandatory Borrowings” from clause (a) thereof.

9.                                       Amendment to Section 2.9 (Fees).  Section 2.9 of the Credit Agreement is hereby amended by:

a.               deleting existing clause (b) thereof in its entirety and inserting in lieu thereof the following new clause (b):

“(b)  [intentionally omitted].” and

b.              deleting existing clause (c) thereof in its entirety and inserting in lieu thereof the following new clause (c):

“(c)  [intentionally omitted].”

10.                                 Amendment to Section 2.11 (Optional Prepayments).  Section 2.11 of the Credit Agreement is hereby amended by:

a.               adding the following sentence at the end of clause (a) thereof:

“Notwithstanding anything to the contrary contained herein, any such prepayment made in connection with, or which would otherwise result from, any Commitment Transfer shall be permitted without regard to the foregoing provisions of this Section 2.11(a).”;

b.              adding the following sentence at the end of clause (b) thereof:

“Notwithstanding anything to the contrary contained herein, any such prepayment made in connection with, or which would otherwise result from, any Commitment Transfer shall be permitted without regard to the foregoing provisions of this Section 2.11(b).”;

c.               deleting the following sentence from clause (d) thereof:

“A reduction of the Commitments pursuant to this Section 2.11(d) shall not effect a reduction in the Swingline Commitment (unless so elected by the Borrower) until the aggregate Commitments have been reduced to an amount equal to the Swingline Commitment.”;

d.              adding the following sentence at the end of clause (d) thereof:

“Notwithstanding anything to the contrary contained herein, any such prepayment, cancellation or termination made in connection with, or which would otherwise result from, any Commitment Transfer shall be permitted without regard to the foregoing provisions of this Section 2.11(d).”; and

e.               deleting the phrase “and the Swingline Commitment” in clause (e) thereof.

11.                                 Amendment to Section 2.13 (General Provisions as to Payments).  Section 2.13 of the Credit Agreement is hereby amended by adding the following sentence at the end of clause (a) thereof:

“Notwithstanding anything to the contrary contained herein, no payment or prepayment of Loans made in connection with, or which would otherwise result from, any Commitment Transfer shall be subject to the foregoing provisions of this Section 2.13(a).”

12.                                 Amendment to Section 2.16 (Use of Proceeds).  Section 2.16 of the Credit Agreement is hereby amended by deleting the following sentence from the end thereof:

“Proceeds of Alternate Currency Borrowings may be used by the Borrower to make contributions to one or more Guarantors, which will use such proceeds in accordance with this Section 2.16.”

13.                                 Amendment to Section 2.17 (Letters of Credit).  Section 2.17 of the Credit Agreement is hereby amended by deleting existing Section 2.17 in its entirety and inserting in lieu thereof the following new Section 2.17:

“2.17  [Intentionally Omitted].”

14.                                 Amendment to Section 2.18 (Letter of Credit Usage Absolute).  Section 2.18 of the Credit Agreement is hereby amended by deleting existing Section 2.18 in its entirety and inserting in lieu thereof the following new Section 2.18:

“2.18  [Intentionally Omitted].”

15.                                 Amendment to Section 2.19 (Letters of Credit Maturing after the Maturity Date).  Section 2.19 of the Credit Agreement is hereby amended by deleting existing Section 2.19 in its entirety and inserting in lieu thereof the following new Section 2.19:

“2.19  [Intentionally Omitted].”

16.                                 Amendment to Section 3.2 (Borrowings).  Section 3.2 of the Credit Agreement is hereby amended by deleting clause (a) in its entirety and inserting in lieu thereof the following new clause (a):

“(a)                            receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or a Notice of Money Market Borrowing as required by Section 2.4(f).”

17.                                 Amendment to Section 4.4 (Financial Information).  Section 4.4 of the Credit Agreement is hereby amended by:

a. inserting the phrase “through the date hereof” after the phrase “December 31, 2006” in clause (b) thereof; and

b.  deleting the phrase “; and, the consolidated financial statement of the Borrower and its Consolidated Subsidiaries as of March 31, 2007 and for the fiscal quarter then ended fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such fiscal quarter, subject to normal year-end audit adjustments” in clause (a) therein.

18.                                 Amendment to Section 4.15 (REIT Status).  Section 4.15 of the Credit Agreement is hereby amended by deleting existing Section 4.15 in its entirety and inserting in lieu thereof the following new Section 4.15:

“4.15  [Intentionally Omitted].”

19.                                 Amendment to Section 4.24 (Insurance).  Section 4.24 of the Credit Agreement is hereby amended by deleting existing Section 4.24 in its entirety and inserting in lieu thereof the following new Section 4.24:

“4.24  Insurance.  The Borrower currently maintains 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of its Real Property Assets, as well as commercial general liability insurance (including, without limitation, “builders’ risk” where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers’ compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders’ rating of not less than A-/VII at the time of issuance or extension of any such coverage policy in amounts no less than customarily carried by owners of properties similar to, and in the same locations as, the Borrower’s Real Property Assets; provided, however, that the foregoing A.M. Best policyholders’ rating requirement shall not be required for (a) such insurance as tenants of Credit Tenant Lease Assets and other real estate owned assets are permitted or required pursuant to applicable leases to obtain or maintain, (b) exposure under existing insurance policies (but not renewals of any such policies) to CV

Starr, in a Lloyds Syndicate in an amount not to exceed $20,000,000 and (c) liability and casualty insurance policies issued after the Closing Date on Real Property Assets constituting not more than 5.0% of all Real Property Assets owned by the Borrower with insurers having an A.M. Best policyholders’ rating of less than A-/VII, but not less than B++/VII.”

20.                                 Amendment to Section 4.26 (Unencumbered Assets and Indebtedness).  Section 4.26 of the Credit Agreement is hereby amended by deleting existing Section 4.26 in its entirety and inserting in lieu thereof the following new Section 4.26:

“4.26  [Intentionally Omitted].”

21.                                 Amendment to Section 5.1(Information).  Section 5.1 of the Credit Agreement is hereby amended by:

a.               deleting existing clause (c) thereof in its entirety and inserting in lieu thereof the following new clause (c):

“(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a financial officer of the Borrower certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Business Days prior to, but excluding, the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Section 5.9 at or as of the date of said financial statements and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof.  Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (2) above;”;

b.              (b) deleting existing clause (j) thereof in its entirety and inserting in lieu thereof the following new clause (j):

“(j)  [intentionally omitted];”; and

c.               deleting existing clause (k) thereof in its entirety and inserting in lieu thereof the following new clause (k):

“(k)  [intentionally omitted];”

22.                                 Amendment to Section 5.2 (Payment of Obligations).  Section 5.2 of the Credit Agreement is hereby amended by deleting existing Section 5.2 in its entirety and inserting in lieu thereof the following new Section 5.2:

“5.2  [Intentionally Omitted].”

23.                                 Amendment to Section 5.8 (Financial Covenants).  Section 5.8 of the Credit Agreement is hereby amended by deleting existing Section 5.8 in its entirety and inserting in lieu thereof the following new Section 5.8:

“5.8  [Intentionally Omitted].”

24.                                 Amendment to Section 5.11 (Borrower Status).  Section 5.11 of the Credit Agreement is hereby amended by deleting existing Section 5.11 in its entirety and inserting in lieu thereof the following new Section 5.11:

“5.11  [Intentionally Omitted].”

25.                                 Amendment to Section 5.12 (Other Indebtedness).  Section 5.12 of the Credit Agreement is hereby amended by deleting existing Section 5.12 in its entirety and inserting in lieu thereof the following new Section 5.12:

“5.12  [Intentionally Omitted].”

26.                                 Amendment to Section 6.1 (Events of Default).  Section 6.1 of the Credit Agreement is hereby amended by:

a.               deleting the phrase “Section 5.8, Section 5.9, Section 5.10, Section 5.11 or Section 5.12” in clause (b) thereof and inserting in lieu thereof the phrase “Section 5.9 or Section 5.10”;

b.              deleting the phrase “or any Guarantor” in clauses (c), (d) and (n) thereof;

c.               deleting existing clause (e) thereof in its entirety and inserting in lieu thereof the following new clause (e):

“(e)  the Borrower or any Subsidiary shall default in the performance or observance of any obligation or condition with respect to any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amounts exceed Seventy-Five Million Dollars ($75,000,000), or any other event shall occur or condition exist, in each case beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition results in the acceleration of such Recourse Debt prior to its maturity;

d.              deleting existing clause (i) in its entirety and inserting in lieu thereof the following new clause (i):

“(i)  [intentionally omitted];”;

e.               deleting existing clause (j) in its entirety and inserting in lieu thereof the following new clause (j):

“(j)  [intentionally omitted];”; and

f.                 deleting existing clause (o) in its entirety and inserting in lieu thereof the following new clause (o):

“(o)  [intentionally omitted];”

27.                                 Amendment to Section 6.4 (Actions in Respect of Letters of Credit).  Section 6.4 of the Credit Agreement is hereby amended by deleting existing Section 6.4 in its entirety and inserting in lieu thereof the following new Section 6.4:

“6.4  [Intentionally Omitted].”

28.                                 Amendment to Section 6.5 (Distribution of Proceeds after Default).  Section 6.5 of the Credit Agreement is hereby amended by deleting the phrase “Section 2.3, Section 2.17 and” therein.

29.                                 Amendment to Section 7.8 (Successor Agent).  Section 7.8 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

“The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower.”

30.                                 Amendment to Section 9.4 (Sharing of Set-Offs).  Section 9.4 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, the provisions of this Section 9.4 shall not apply to any set-off, payment, collateral or other benefit received by any Bank (or any Affiliate of any Bank) in connection with or which would otherwise result from any Commitment Transfer.”

31.                                 Amendment to Section 9.13 (Recourse Obligation).  Section 9.13 of the Credit Agreement is hereby amended by deleting existing Section 9.13 in its entirety and inserting in lieu thereof the following new Section 9.13:

“9.13  Recourse Obligation.  This Agreement and the Obligations hereunder are fully recourse to the Borrower and each Designated Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of the Borrower or Designated Borrower except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.”

32.                                 Consent.  Notwithstanding anything contained in the Credit Agreement to the contrary, the Banks party hereto, constituting the Required Banks, hereby consent to each Commitment Transfer (as defined in Section 34 of this Agreement) exercised by the Banks in accordance with the terms hereof and waive any non-compliance with the Credit Agreement and any Default or Event of Default arising therefrom.

33.                                 Cancellation of Defaulting Lender Commitments.  The parties hereto hereby agree that the unfunded portion of Lehman Commercial Paper Inc.’s (“LCPI”) Commitment under the Credit Agreement may be cancelled in full and terminated by the Administrative Agent upon consent of LCPI and without further consent of the Banks.

34.                                 Commitment Transfer.  Upon the effectiveness of this Agreement and the effectiveness of the amendments to the Credit Agreement herein, each Bank (each a “Consenting Bank”) whose Consent and Addendum, in the form of Exhibit A hereto (the “Consent and Addendum”), is accepted by the Borrower and the Administrative Agent agrees to transfer all or such portion of its Commitment under the Credit Agreement as set forth on its Consent and Addendum (each such transfer, a “Commitment Transfer”) to the 2012 Second Priority Credit Agreement, dated as of March 13, 2009 (the “New Secured Facility”), among the Borrower, Bank of America, N.A. and Citicorp North America Inc. (or an affiliate thereof), as syndication agents, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto.  The Commitment Transfer of each Bank will be subject to the conditions set forth in the Consent and Addendum.

35.                                 Conditions to Effectiveness of this Agreement.  This Agreement shall become effective as of the date first written above upon:

(a)          receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower and the Banks party hereto, constituting the Required Banks;

(b)         acceptance by the Borrower and the Administrative Agent of a Consent and Addendum duly executed by Banks constituting the Required Banks;

(c)          receipt by each Consenting Bank of all outstanding amounts due and payable to such Consenting Bank under the Credit Agreement;

(d)         payment of all fees and expenses required to be paid on or before the effective date of this Agreement;

(e)          no injunction writ, restraining order or other order prohibiting the effectiveness of this Amendment having been issued; and

(f)            effectiveness of the New Secured Facility.

36.                                 Representations and Warranties.  On and as of the date hereof, prior to and after giving effect to this Agreement, the Borrower (i) hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement as amended by this Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower  hereby confirms, reaffirms and restates such representations and warranties as of such earlier date and (ii) hereby represents and warrants that no Default or Event of Default has occurred and is continuing.

37.                                 Continuing Effect; No Other Amendments.  Except as expressly set forth in this Agreement, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions.  Each amendment provided for herein is limited to the specific provision of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Banks’ willingness to amend or waive, any other provision of the Credit Agreement or the same provision for any other date or purpose.

38.                                 Expenses; Indemnification.  The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Agreement, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.  The Borrower agrees that the provisions of Section 9.3(b) of the Credit Agreement, and the indemnities contained in Sections 2.14, 8.3 and 8.4, shall be applicable mutatis mutandis to the Commitment Transfers and the other transactions contemplated by this Agreement for the benefit of the Consenting Banks as if set forth in full herein.

39.                                 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or .pdf transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  The execution and delivery of this Agreement by each of the parties hereto shall be binding upon each of its successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

40.                                 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

41.                                 Termination of Guarantee.  The Guarantee Agreement is hereby terminated, and each of the Guarantors is hereby released from its obligations thereunder and under any of the other Loan Documents.

42.                                 Letters of Credit. The parties hereto hereby agree that the Letters of Credit issued and outstanding under the Credit Agreement and any related Letter of Credit Documents, shall be transferred to and shall constitute Letters of Credit and Letter of Credit Documents under the New Secured Facility and for purposes thereof will be deemed to have been issued by the Fronting Bank under the New Secured Facility.  Each Consenting Bank shall have participating interests in such Letters of Credit in accordance with the provisions of the New Secured Facility.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

iSTAR FINANCIAL INC., A MARYLAND CORPORATION, as the Borrower

By:	/s/ Geoffrey M. Dugan
Name:	Geoffrey M. Dugan
Title:	Secretary

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Bank, Swingline Lender and Fronting Bank

By:	/s/ Charles Hoagland
Name:	Charles Hoagland
Title:	Vice President

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

BANK OF AMERICA, N.A., as Syndication Agent and a Bank

By:	/s/ Michael W. Edwards
Name:	Michael W. Edwards
Title:	Senior Vice President

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

CITICORP NORTH AMERICA, INC., as Documentation Agent and a Bank

By:	/s/ David Bouton
Name:	David Bouton
Title:	Managing Director

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Evander S. Jones, Jr.
Name:	Evander S. Jones, Jr.
Title:	Director

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

BARCLAYS BANK PLC, as a Bank

By:	/s/ Mark Manski
Name:	Mark Manski
Title:	Managing Director

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

THE ROYAL BANK OF SCOTLAND plc, as a Bank

By:	/s/ Michael Fabiano
Name:	Michael Fabiano
Title:	Senior Vice President

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

BANK OF MONTREAL, as a Bank

By:	/s/ Sue R. Blazis
Name:	Sue R. Blazis
Title:	Vice President

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

NATIONAL AUSTRALIA BANK LTD., as a Bank

By:	/s/ Michael Pryce
Name:	Michael Pryce
Title:	Director

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

ROYAL BANK OF CANADA, as a Bank

By:	/s/ Dan LePage
Name:	Dan LePage
Title:	Authorized Signatory

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

THE BANK OF NOVA SCOTIA, as a bank

By:	/s/ George Sherman
Name:	George Sherman
Title:	Director

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

SCOTIABANC INC., as a bank

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

FORTIS BANK SA/NV, NEW YORK BRANCH, as a bank

By:	/s/ Barry Chung
Name:	Barry Chung
Title:	Director

By:	/s/ Jack Au
Name:	Jack Au
Title:	Director

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a bank

By:	/s/ Thomas L. Nolan
Name:	Thomas L. Nolan
Title:	Vice President

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

THE BANK OF EAST ASIA, LIMITED NEW YORK BRANCH,
as a bank

By:	/s/ Kenneth A. Pettis
Name:	Kenneth A. Pettis
Title:	Senior Vice President

By:	/s/ Kenneth A. Pettis
Name:	Kitty Sin
Title:	Senior Vice President

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement

MERRILL LYNCH BANK USA, as a bank

By:	/s/ Louis Alder
Name:	Louis Alder
Title:	First Vice President

Amendment and Commitment Transfer Agreement – 2007 Credit Agreement